EXHIBIT 10.22

Bob MacDonald                                                     August 3, 2005
Ovation Products Corporation
395 Dunstable Road
Nashua, New Hampshire 03062

RE: STOCK PURCHASE AGREEMENT

Dear Bob:

      Reference is made to that certain Purchase Agreement by and between GreenShift Corporation ("GreenShift) and Ovation Products ("Ovation) dated August 3, 2005 and related documents (collectively, the Transaction Documents). This letter shall confirm our subsequent agreement relative to the timing of GreenShift's payment of the investment funds due to Ovation under such agreement.

      The parties hereby agree that GreenShift shall pay the total purchase price due under the Transaction Documents to Ovation in four equal installments of $250,000 on August 30, 2005, September 30, 2005, October 31, 2005 and
November 30, 2005.

      The parties also hereby agree that Ovation shall, upon its receipt of the first of the above payments, appoint GreenShift's chairman, Kevin Kreisler, to Ovations board of directors.

      Your signature below shall indicate your agreement with the above conditions. Thank you and we look forward to working with you.



                                    Best Regards,

                                    G R E E N S H I F T   C O R P O R A T I O N

                                    By: /s/ Kevin Kreisler
                                        ------------------
                                    Kevin Kreisler
                                    Chairman and Chief Executive Officer

Agreed and Accepted to by:

OVATION PRODUCTS

By: /s/ Bob MacDonald
    -----------------
Bob MacDonald
Chief Executive Officer